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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of Uranium Resources, Inc. (the "Company") of our report dated March 12, 2012, relating to our audit of the consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2011, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

/s/ Hein & Associates LLP
Dallas, Texas
May 11, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM